Exhibit 10.2

SECOND AMENDMENT TO THE AMENDED AND RESTATED CREDIT AND

SECURITY AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED CREDIT AND SECURITY AGREEMENT, dated as of October 25, 2006 (this “Amendment”), is by and among Red Bird Receivables, Inc., as Borrower (“Borrower”), International Paper Financial Services, Inc., as Servicer (“Servicer”), International Paper Company, as Performance Guarantor (“Performance Guarantor”), The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (formerly known as The Bank of Tokyo-Mitsubishi, Ltd., New York Branch), as a Co-Agent, JPMorgan Chase Bank, N.A., as a Co-Agent, BNP Paribas, New York Branch, as a Co-Agent, Starbird Funding Corporation, Citicorp North America, Inc., as a Co-Agent and Wachovia Bank, National Association, as a Co-Agent and as administrative agent (in its capacity as administrative agent, the “Administrative Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings attributed thereto in the Credit Agreement (as defined below).

PRELIMINARY STATEMENTS

WHEREAS, Borrower, Servicer, Performance Guarantor, the Conduits, the Co-Agents, the Liquidity Banks and Administrative Agent are parties to that certain Amended and Restated Credit and Security Agreement, dated as of November 17, 2004 (as amended or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Preferred Receivables Funding Company LLC, formerly known as Preferred Receivables Funding Corporation (“PREFCO”), has assigned all of its right, title and interest in, to and under the Credit Agreement and the other Transaction Documents to Park Avenue Receivables Company, LLC (“PARCO”);

WHEREAS, the Loan Parties desire to amend the Credit Agreement as hereinafter set forth; and

WHEREAS, Agents are willing to agree to such amendments on the terms and subject to the conditions set forth in this Amendment;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements herein contained and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments.

(a) All references in the Credit Agreement to “The Bank of Tokyo-Mitsubishi, Ltd.,” “The Bank of Tokyo-Mitsubishi, Ltd., New York Branch” or “BTM” (whether alone or a part of another defined term) are hereby replaced with “The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch” and “BTMU”, respectively.

(b) All references in the Credit Agreement to “Preferred Receivables Funding Corporation” and “PREFCO” (whether alone or a part of another defined term) are hereby replaced with “Park Avenue Receivables Company, LLC” and “PARCO,” respectively.

(c) The second recital in the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Borrower has asked the PARCO Group, the Starbird Group and the CAFCO Group to become Lenders under the Existing Agreement. On the terms and subject to the conditions hereinafter set forth, VFCC, PARCO, Starbird and CAFCO may, in their absolute and sole discretion, make Loans to Borrower from time to time, and Gotham shall make Loans to Borrower from time to time.

(d) Section 14.5(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows

(b) Anything herein to the contrary notwithstanding, each Loan Party hereby consents to the disclosure of any nonpublic information with respect to it (i) to any Agent, the Liquidity Banks or any Conduit by each other, (ii) to any prospective or actual assignee or Participant of any of them, (iii) to any rating agency who rates any Conduit’s Promissory Notes or other debt securities or to any Promissory Note dealer, (iv) to any provider of a surety, guaranty or credit or liquidity enhancement to any Conduit or any entity organized for the purpose of purchasing, or making loans secured by, financial assets for which Wachovia, BTMU, JPMorgan, BNP Paribas or Citibank or any of their respective Affiliates acts as the administrative agent (each of the foregoing, an “Enhancer”), and (iv) to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided that each such Person is informed of the confidential nature of such information and (except in the case of a Person described in clause (iii) above) agrees to maintain the confidential nature of such information. In addition, the Lenders, the Agents and the Enhancers may disclose any such nonpublic information pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(e) The following definitions in Exhibit I to the Credit Agreement are hereby amended and restated in their entirety to read, respectively as follows:

“CP Rate” means:

(a) with respect to each of the Pool Funded Conduits for any CP Tranche Period, the per annum interest rate that, when applied to the outstanding principal balance of such Pool Funded Conduits’ CP Rate Loans for the actual number of days elapsed in such CP Tranche Period, would result in an amount of accrued interest equivalent to such Pool Funded Conduits’ CP Costs for such CP Tranche Period; and

(b) with respect to Gotham, unless it has notified the Loan Parties that it will be pool funding its Loans, for any CP Tranche Period and with respect to any Loan (or portion thereof) funded by Commercial Paper notes issued by Gotham, a rate per annum calculated by the Gotham Agent to reflect Gotham’s cost of funding such Loan (or portion thereof), taking into account the weighted daily average interest rate payable in respect of such Commercial Paper during such CP Tranche Period (determined in the case of discount Commercial Paper by converting the discount to an interest-bearing equivalent rate per annum), applicable placement fees and commissions, and such other costs and expenses as the Gotham Agent in good faith deems appropriate. Such Commercial Paper may be issued in such maturities as the Gotham Agent may choose in accordance with Article II hereof. Gotham’s CP Rate shall be determined by the Gotham Agent, in its sole discretion.

“Facility Termination Date” means the earliest of (i) October 25, 2009, (ii) the occurrence of the applicable Liquidity Termination Date for any of the Conduits, and (iii) the Amortization Date.

“Liquidity Termination Date” means:

(a) as to the Gotham Group, October 25, 2009 (unless such date is extended from time to time in the sole discretion of the Gotham Liquidity Banks); and

(b) as to the VFCC Group, the earlier to occur of (i) October 25, 2009 (unless such date is extended from time to time in the sole discretion of the VFCC Liquidity Banks); and (ii) the date on which a Downgrading Event with respect to a VFCC Liquidity Bank shall have occurred and been continuing for not less than 30 days, and either (A) the Downgraded Liquidity Bank shall not have been replaced by an Eligible Assignee pursuant to the VFCC Liquidity Agreement, or (B) the Liquidity Commitment of such Downgraded Liquidity Bank shall not have been funded or collateralized in such a manner that will avoid a reduction in or withdrawal of the credit rating applied to the Commercial Paper to which such Liquidity Agreement applies by any of the rating agencies then rating such Commercial Paper.

(c) as to the PARCO Group, October 25, 2009 (unless such date is extended from time to time in the sole discretion of the PARCO Liquidity Banks).

(d) as to the Starbird Group, October 25, 2009 (unless such date is extended from time to time in the sole discretion of the Starbird Liquidity Banks).

(e) as to the CAFCO Group, October 25, 2009 (unless such date is extended from time to time in the sole discretion of the CAFCO Liquidity Banks).

“Pool Funded Conduits” means VFCC, PARCO, Starbird, CAFCO and, during any time as to which it has notified the Loan Parties that it will be pool funding its Loans, Gotham.

(f) Schedule A to the Credit Agreement is hereby amended and restated in its entirety to read as set forth in Schedule A hereto.

2. Representations and Warranties. In order to induce the other parties to enter into this Amendment, each of the Loan Parties hereby represents and warrants as follows:

(a) The execution and delivery by such party of this Amendment, and the performance of its obligations under the Credit Agreement as amended hereby, are within such party’s organizational powers and authority and have been duly authorized by all necessary organizational action on its part; and

(b) This Amendment has been duly executed and delivered by such party, and the Credit Agreement, as amended hereby, constitutes such party’s legal, valid and binding obligation, enforceable against such party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

3. Conditions Precedent. This Amendment shall become effective as of the date first above written upon (a) execution and delivery to the Administrative Agent of a counterpart hereof by each of the parties hereto, (b) execution and delivery to each of the Co-Agents of a counterpart of an amendment and restatement of its Fee Letter by each of the parties thereto, and (c) execution and delivery to each of the Co-Agents of a counterpart of an amendment to its Conduit’s Liquidity Agreement by the parties thereto extending the Liquidity Commitment(s) thereunder until October 25, 2009. (By its signature on this Amendment, each of the Co-Agents represents that its Group has executed and delivered the amendment described in clause (c) immediately above).

4. Miscellaneous.

(a) CHOICE OF LAW. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW.

(b) Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(c) Ratification. Except as expressly amended hereby, each of the Credit Agreement and the Performance Undertaking remains unaltered and in full force and effect and is hereby ratified and confirmed.

<Signature pages follow>

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date hereof.

RED BIRD RECEIVABLES, INC., AS BORROWER

By:	/s/ Lillian Shou
Name:	Lillian Shou
Title:	VP & Treasurer

INTERNATIONAL PAPER FINANCIAL SERVICES, INC., AS SERVICER

By:	/s/ David A. Riposo
Name:	David A. Riposo
Title:	Treasurer

INTERNATIONAL PAPER COMPANY, AS PERFORMANCE GUARANTOR

By:	/s/ Errol Harris
Name:	Errol Harris
Title:	VP & Treasurer

Second Amendment to CSA

WACHOVIA BANK, NATIONAL ASSOCIATION, AS VFCC AGENT AND AS ADMINISTRATIVE AGENT

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

Second Amendment to CSA

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, AS GOTHAM AGENT

By:	/s/ Aditya Reddy
Name:	Aditya Reddy
Title:	VP

Second Amendment to CSA

JPMORGAN CHASE BANK, N.A., AS PREFCO AGENT AND PARCO AGENT

By:	/s/ John M. Kuhns
Name:	John Kuhns
Title:	Vice President

Second Amendment to CSA

STARBIRD FUNDING CORPORATION

By:	/s/ Franklin P. Collaze
Name:	Franklin P. Collaze
Title:	Secretary

BNP PARIBAS, ACTING THROUGH ITS NEW YORK BRANCH, AS A LIQUIDITY BANK AND AS STARBIRD AGENT

By:	/s/ Sean Reddington
Name:	Sean Reddington
Title:	Managing Director

By:	/s/ Michael Gonik
Name:	Michael Gonik
Title:	Director

Second Amendment to CSA

CITICORP NORTH AMERICA, INC., AS CAFCO AGENT

By:	/s/ Debbie Ng
Name:	Debbie Ng
Title:	Vice President

Second Amendment to CSA

SCHEDULE A

COMMITMENTS

COMMITTED LENDER	COMMITMENT
VFCC Group	None

VFCC Liquidity Banks	$250,000,000

Gotham	$250,000,000 (less amounts funded under BTMU’s Commitment)

BTMU	$250,000,000 (less amounts funded under Gotham’s Commitment)

PARCO Liquidity Banks	$166,666,667

Starbird Liquidity Banks	$166,666,667

CAFCO Liquidity Banks	$166,666,667

Second Amendment to CSA